                                                                    Exhibit 10.2

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

            This Agreement is made as of _________, 2006 by and between Vector
Intersect Security Acquisition Corp. (the "Company") and American Stock Transfer
& Trust Company, as trustee (the "Trustee").

            WHEREAS, the Company's Registration Statement on Form S-1, No. 333-
127644 (as amended from time to time) ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("Effective Date");
and

            WHEREAS, Rodman & Renshaw LLC is acting as the representative (the
"Representative") of the underwriters in the IPO; and

            WHEREAS, the Company has agreed to issue securities in a private placement that will occur immediately prior to the IPO (the "Placement"); and

            WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Amended and Restated Certificate of
Incorporation, $55,695,000 of the proceeds of the IPO, net of all discounts and commissions including the Deferred Compensation (as defined below) ($64,049,254 if the underwriters' over-allotment option is exercised in full), will be delivered to the Trustee to be deposited and held in a trust account (the "Trust
Account") for the benefit of the Company and the holder's of the Company's
Common Stock, par value $.001 per share, issued in the IPO (the "IPO Shares") as hereinafter provided, and in the event the Units issued in the IPO are registered in Colorado, pursuant to Section 11-51-302(6) of the Colorado revised statutes (the "CRS"). A copy of Section 11-51-302(6) of the CRS is attached hereto and made a part hereof; and

            WHEREAS, pursuant to the Placement Unit Purchase Agreement, dated as of _____, 2006, among the Company and certain purchasers, the entire proceeds of the private placement of the units with the Company's purchasers, equal to
$750,000, will be delivered to the Trustee to be deposited in the Trust Account;
and

            WHEREAS, pursuant to the Underwriting Agreement, an additional
$2,370,000, (or the amount specified in the notice delivered pursuant to Section
2(d) hereof), representing a portion of the underwriters' discount (the
"Deferred Compensation") which the Representative, on behalf of the underwriters, has agreed to deposit into the Trust Account; and

            WHEREAS, the amount to be delivered to the Trustee, including the proceeds of the IPO and the private placement and the Deferred Compensation, will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public
Stockholders;" and the Public Stockholders, the Representative and the Company
will be referred to together as the "Beneficiaries;" and the Company and the
Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property; and

            WHEREAS, the Company and the Trustee desire to enter into this
Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

            IT IS AGREED:

1.    Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

            (a)   Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including without limitation, the terms of
Section 11-51-302(6) of the CRS, in a segregated trust account established by the Trustee at a branch of JP Morgan Chase NY Bank selected by the Trustee;

            (b)   Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

            (c)   In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any "Government Security." As used herein,
Government Security means any Treasury Bill issued by the United States, having a maturity of 180 days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) under Rule
2a-7 promulgated under the Investment Company Act of 1940;

            (d)   Collect and receive, when due, all principal and income
arising from the Property, which shall become part of the "Property," as such term is used herein;

            (e)   Notify the Company and the Representative of all
communications received by it with respect to any Property requiring action by the Company;

            (f)   Supply any necessary information or documents as may be
requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

            (g)   Participate in any plan or proceeding for protecting or
enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representative to do so;

            (h)   Render to the Company and to the Representative, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

            (i)   If there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, to make available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the taxing authority (and not through the
Company) by electronic funds transfer, account debit or other method of payment;
provided, however, that if a taxing authority will not accept payment in such manner, then any payment which would have been made directly to the taxing authority may be made to the Company, and the Company shall forward such payment to the taxing authority; and

            (j)   Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or
Exhibit B, signed on behalf of the Company by its (i) Chief Executive Officer or
Chairman of the Board and (ii) Chief Financial Officer and complete the liquidation of the Trust Account and disburse the Property in the Trust Account
(which disbursement shall include, in the event of a Business Combination (as hereafter defined), payment of the Deferred Discount to the Representative) only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in paragraphs 1(i), 1(k) and 6(a) hereof,

disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein. For purposes of this Agreement the term "Business Combination" shall mean a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more Target Businesses (as hereinafter defined) having a fair market value of at least 80% of the Company's net assets at the time of such acquisition. For purposes of this Agreement, the term
"Target Business" shall mean an operating business based either in the United
States or abroad that conducts business in the homeland security, national security and/or command and control industries or a business relating to the manufacture of products for use in such industries; and

            (k)   Upon one or more written requests from the Company, which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes payable, up to a maximum of $1,500,000. The distributions requested by the
Company may be for any amount, provided that (i) in the aggregate, all distributions under this Section 1(l) may not exceed $1,500,000 and (ii) that such distributions may only be made if and to the extent that interest has been earned on the amount initially deposited into the Trust Account; and

            (l)   Permit or effect no distribution from the Trust Account except in accordance with Sections 1(i), 1(j), 1(k) and 5(b).

2.    Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

            (a)   Provide all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, President, Chairman of the
Board or Chief Financial Officer. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

            (b)   Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the
Company in writing of such claim (hereinafter referred to as the "Indemnified
Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any
Indemnified Claim without the prior written consent of the Company. The Company may participate in such action with its own counsel;

            (c)   Pay the Trustee an initial acceptance fee of $_______ and an annual fee of $________ (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and shall thereafter pay the annual fee on the anniversary of the Effective Date. The
Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Section);

            (d)   Within five business days after the Representative's
over-allotment option (or any unexercised portion thereof) expires or is exercised in full, provide the Trustee notice in writing (with a copy to the
Representative) of the total amount of the Deferred Compensation, which shall in no event be less than $2,370,000;

            (e)   Provide to the Trustee any letter of intent, agreement in
principle or definitive agreement that is executed in connection with a Business
Combination, together with a certified copy of a unanimous resolution of the
Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect; and

            (f)   In connection with any vote of the Company's stockholders
regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company's stockholders and the Company's Public Stockholders regarding such Business
Combination.

3.    Limitations of Liability. The Trustee shall have no responsibility or liability to:

            (a)   Take any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

            (b)   Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

            (c)   Change the investment of any Property, other than in
compliance with Section 1(c);

            (d)   Refund any depreciation in principal of any Property;

            (e)   Assume that the authority of any person designated by the
Company or the Representative to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company or the Representative shall have delivered a written revocation of such authority to the Trustee;

            (f)   The other parties hereto or to anyone else for any action
taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the
Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

            (g)   Verify the correctness of the information set forth in the
Registration Statement or to confirm or assure that any acquisition made by the
Company or any other action taken by it is as contemplated by the Registration
Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(j) hereof; and

            (h)   Pay any taxes on behalf of the Trust Account (it being
expressly understood that, as set forth in Section 1(i), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall make available in cash for transfer by account debit or wire transfer directly to the taxing authorities designated by the Company, the amount indicated by the
Company as owing to each such taxing authority).

4.    Certain Rights Of Trustee.

            (a)   Before the Trustee acts or refrains from acting, it may
require an Officer's Certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (b)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (c)   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

            (d)   The Trustee shall not be responsible for and makes no
representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company's use of the proceeds from the Trust Account.
Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.

5.    No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the
Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including, without limitation, under
Section 3(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

6.    Termination. This Agreement shall terminate as follows:

            (a)   If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the
Trustee may submit an application to have the Property deposited with the United
States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;
or

            (b)   At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination
Letter, this Agreement shall terminate except with respect to Section 2(b).

7.    Miscellaneous.

            (a)   The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the
Trustee will confirm such instructions with an Authorized Individual at an
Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

            (b)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

            (c)   This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical or similar technical error) may be made to Sections 1(i), 1(j), 1(k) and 1(l) hereof without the consent of the holders of 90% of the IPO Shares, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 7(c) with the same right and power to enforce this Section 7(c) as either of the parties hereto. For purposes of this Section 7(c), the "consent of the holders of 90% of the IPO Shares"
shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either
(a) the holders of record of 90% of the IPO Shares of record as of a record date established in accordance with Section 213(a) of the Delaware General
Corporation Law, as amended (the "DGCL"), have voted in favor of such amendment or modification or (b) the holders of record of 90% of the IPO Shares of record as of a record date established in accordance with Section 213(b) of the DGCL have delivered to such entity a signed writing approving such amendment or modification.

            (d)   As to any claim, cross-claim or counterclaim in any way
relating to this Agreement, each party waives the right to trial by jury.

            (e)   The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of
Manhattan, for purposes of resolving any disputes hereunder.

            (f)   Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail
(return receipt requested), by hand delivery or by facsimile transmission:

            if to the Trustee, to:

                     American Stock Transfer & Trust Company
                     59 Maiden Lane
                     New York, New York 10038
                     Attn:  __________________
                     Fax No.: (212) ___________]

            if to the Company, to:

                     Vector Intersect Security Acquisition Corp.
                     65 Challenger Road
                     Ridgefield Park, NJ 07660
                     Attn:  Yaron Eitan, Chief Executive Officer
                            and President
                     Fax No.:

            in either case with a copy to:

                     Rodman & Renshaw LLC.
                     1270 Avenue of the Americas
                     New York, New York 10020
                     Attn:  Thomas Pinou, Chief Financial Officer
                     Fax No.: ________________

                     and

                     Morse Zelnick Rose & Lander LLP
                     405 Park Avenue
                     Suite 1401
                     New York, New York 10022
                     Attn:  Kenneth S. Rose, Esq.
                     Fax No.: (212) ___________

                     and

                     Loeb & Loeb LLP
                     345 Park Avenue
                     New York, New York 10154
                     Attn:  Mitchell S. Nussbaum, Esq.
                     Fax No.: (212) 407-4990

            (g)   This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

            (h)   Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this
Agreement and to perform its respective

obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

            IN WITNESS WHEREOF, the parties have duly executed this Investment
Management Trust Agreement as of the date first written above.

                                  AMERICAN STOCK TRANSFER & TRUST
                                  COMPANY, as Trustee

                                  By: ______________________________________
                                      Name:
                                      Title:

                                  VECTOR INTERSECT SECURITY ACQUISITION
                                  CORP.

                                  By: ______________________________________
                                      Name:   Yaron Eitan
                                      Title:  Chief Executive Officer and
                                              President

                                                                       EXHIBIT A

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer
  & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:

            Re:  Trust Account No.[        ] Termination Letter

Gentlemen:

            Pursuant to Section 1(i) of the Investment Management Trust
Agreement between Vector Intersect Security Acquisition Corp. ("Company") and
American Stock Transfer & Trust Company ("Trustee"), dated as of __________,
2006 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ ("Target
Business") to consummate a business combination with Target Business ("Business
Combination") on or about [insert date]. The Company shall notify you at least
48 hours in advance of the actual date of the consummation of the Business
Combination ("Consummation Date") and shall provide you with a certificate or affidavit in accordance with Section 2(f) of the Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

            In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

            On the Consummation Date (i) counsel for the Company shall deliver to you written notification that (a) the Business Combination has been consummated and [(b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the CRS have been met,] and (ii) the Company and Rodman & Renshaw LLC, as representative of the underwriters of the Company's IPO (the "Representative")
shall deliver to you joint written instructions with respect to the transfer of the funds held in the Trust Account, including the Deferred Compensation
("Instructions"). You are hereby directed and authorized to transfer the funds, including the Deferred Compensation, held in the Trust Account immediately upon your receipt of the counsel's letter, the Officer's Certificate and the
Instructions, in accordance with the terms of the Instructions. Notwithstanding the foregoing, upon verification of receipt by you of the Instruction Letter, we hereby agree and acknowledge that the Property in the Trust Account shall be distributed as follows: (1) first, to the Representative by wire transfer (or as otherwise directed by the Representative) in immediately available funds, the aggregate amount of $__________ plus any interest accrued thereon; and (2)
thereafter, to any other Beneficiary in accordance with the terms of the
Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the
Company of the same and the Company, if the amount set forth in clause (1) shall not have been paid in full, the Company and the Representative shall issue joint written instructions directing you as to whether such funds should remain in the
Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

            In the event that the Business Combination is not consummated on the
Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as

provided in the Trust Agreement on the business day immediately following the
Consummation Date as set forth in the notice.

                                    Very truly yours,

                                    VECTOR INTERSECT SECURITY ACQUISITION
                                    CORP.

                                    By: ______________________________________
                                        Name:
                                        Title:  Chairman

                                    By: ______________________________________
                                        Name:
                                        Title:  Chief Financial Officer

                                                                       EXHIBIT B

                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
  & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:

            Re:  Trust Account No.[        ]Termination Letter

Gentlemen:

            Pursuant to Section 1(j) of the Investment Management Trust
Agreement between Vector Intersect Security Acquisition Corp. ("Company") and
American Stock Transfer & Trust Company ("Trustee"), dated as of _____________,
2006 ("Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve the Company and liquidate the Trust Account
(as defined in the Trust Agreement). Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by an executive officer of the Company as true and correct and in full force and effect.

            In accordance with the terms of the Trust Agreement, we hereby (a)
certify to you that, if applicable, the provisions of Section 11-51-302(6) and
Rule 51-3.4 of the Colorado Statute have been met and (b) authorize you, to commence liquidation of the Trust Account as part of the Company's plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust
Account. The record date shall be within ten (10) days of the liquidation date, or as soon as thereafter as is practicable. You will notify the Company and
______________ ("Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer
Date"). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust
Account should be transferred to on the Transfer Date so that the Designated
Paying Agent may commence distribution of such funds in accordance with the terms of the Trust Agreement and the Company's Amended and Restated Certificate
of Incorporation. Upon the payment of all the funds in the Trust Account, the
Trust Agreement shall be terminated and the Trust Account closed.

                                    Very truly yours,

                                    VECTOR INTERSECT SECURITY MEDIA
                                    ACQUISITION CORP.

                                    By: ______________________________________
                                        Name:
                                        Title:  Chairman

                                    By: ______________________________________
                                        Name:
                                        Title:  Chief Financial Officer

                                                                       EXHIBIT C

AUTHORIZED INDIVIDUAL(S)                                     AUTHORIZED
FOR TELEPHONE CALL BACK                                      TELEPHONE NUMBER(S)

COMPANY:

Vector Intersect Security Acquisition Corp.
65 Challenger Road
Ridgefield Park, New Jersey 07660
Attn: Yaron Eitan, Chief Executive Officer and
      President

TRUSTEE:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attn:                                                        (212)